Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 1, 2010 with respect to the financial statement of Sprott Physical Gold Trust (the “Trust”) as at February 1, 2010, included in this Amendment No. 2 to the Registration Statement on Form F-1 (File No. 333-163601) and related Preliminary Prospectus of the Trust dated February 1, 2010.

Toronto, Canada

February 1, 2010

/s/ Ernst & Young LLP
Ernst & Young LLP
Chartered Accountants
Licensed Public Accountants